Exhibit a.1

KAYNE ANDERSON INCOME STRATEGIES FUND

Certificate of Trust

THIS IS TO CERTIFY THAT:

FIRST: The undersigned trustees do hereby form a statutory trust pursuant to the Maryland Statutory Trust Act.

SECOND: The name of the statutory trust (the “Trust”) is:

Kayne Anderson Income Strategies Fund

THIRD: The name and business address of the Trust’s resident agent are The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville, Maryland 21093.

FOURTH: The address of the Trust’s principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville, Maryland 21093.

The undersigned, being all of the trustees of the Trust, acknowledge under the penalties of perjury, that to the best of their knowledge and belief, the facts stated herein are true.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned trustees have signed this Certificate of Trust this 22nd day of July, 2019.

TRUSTEES:

/s/ Kevin S. McCarthy
Kevin S. McCarthy

/s/ James C. Baker
James C. Baker

[Signature Page to Certificate of Trust]